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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 10, 2000 relating to the financial statements and financial schedules of Sagent Technology, Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

San Jose, California
June 25, 2001